Exhibit 4.2
Sprott Loan Agreement

CREDIT AGREEMENT

DATED AS OF AUGUST 31, 2011

Between:

ATNA RESOURCES LTD.
as Borrower

CANYON RESOURCES CORPORATION
ATNA RESOURCES INC.
as Guarantors

- and -

SPROTT RESOURCE LENDING PARTNERSHIP
as Lender

TABLE OF CONTENTS

CREDIT AGREEMENT

THIS AGREEMENT made as of the 31st day of August, 2011

BETWEEN:

ATNA RESOURCES LTD., a corporation organized and existing under the laws of the Province of British Columbia

(together with its successors and permitted assigns, the "**Borrower**")

AND:

CANYON RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware

(together with its successors and permitted assigns, "**CRC**")

AND:

ATNA RESOURCES INC., a corporation organized and existing under the laws of the State of Nevada

(together with its successors and permitted assigns, "**ARI**", and with CRC, collectively, the "**Guarantors**")

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario

(together with its successors and permitted assigns, the "**Lender**")

WHEREAS the Borrower has requested, and the Lender has agreed to establish, a $20,000,000 senior secured credit facility on and subject to the terms and conditions herein set forth.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Borrower and the Lender, the Borrower and the Lender agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

"**Acquisition**" means the acquisition by ARI of the Purchased Assets as defined under and pursuant to the Acquisition Agreement, which assets include Pinson Mining Company's 70% interest in the Pinson Project and certain assets (including water rights, agreements, machinery, equipment, supplies and permits) related thereto which, in combination with ARI's 30% interest in the Pinson Project, will result in ARI holding a 100% interest in the Pinson Project;

"**Acquisition Agreement**" means the asset purchase and sale agreement dated August 10, 2011 and made by and among the Borrower, ARI and Pinson Mining Company;

"**Advance**" means the advance of the Facility contemplated herein;

"**Affiliate**" has the meaning attributed to such term in the Securities Act;

"**Affiliate Transaction**" has the meaning attributed to such term in Section 7.2(k);

"**Agreement**", "**this Agreement**", "**hereto**", "**hereby**", "**hereunder**", "**hereof**", "**herein**" and similar expressions refer to this credit agreement and not to any particular Article, section, subsection, paragraph, clause, subdivision or other portion hereof, and include any and every supplemental agreement; and the expressions "**Article**", "**Section**", "**subsection**" and "**paragraph**" followed by a number mean and refer to the specified Article, section, subsection or paragraph of this Agreement;

"**American Exchange**" means the OTC Bulletin Board in the United States and each successor thereto;

"**Amount**" and "**Amount Payable**" mean any Principal Amount and any other amount payable in cash hereunder or under any of the Facility Documents;

"**Applicable Law**" means, at any time, with respect to any Person, property, transaction, event or other matter, as applicable, all laws, rules, statutes, regulations, treaties, orders, judgments and decrees, and all official requests, directives, rules, guidelines, orders, policies, practices and other requirements of any Governmental Authority relating or applicable at such time to such Person, property, transaction, event or other matter, and also includes any interpretation thereof by any Person having jurisdiction over it or charged with its administration or interpretation;

"**Applicable Securities Legislation**" means all applicable securities laws of each of the Reporting Jurisdictions and the respective rules and regulations under such laws together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other applicable regulatory instruments of the securities regulatory authorities in any of the Reporting Jurisdictions and such other jurisdictions as may be agreed to between the Borrower and the Lender;

"**Arrangement Fee**" shall have the meaning attributed to such term in Section 2.10;

"**Arrangement Shares**" shall have the meaning attributed to such term in Section 2.10;

"**Authorization**" means any authorization, consent, approval, resolution, licence, exemption, filing, notarization or registration;

"**Benefit Arrangement**" means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any Credit Party or ERISA Affiliate;

"**Borrower's Auditors**" means, at any time, a firm of chartered accountants duly appointed as auditors of the Borrower;

"**Borrower's Counsel**" means, at any time, such legal counsel retained by the Borrower in the relevant jurisdiction to the matter in question;

"**Business Day**" means any day (other than Saturday, Sunday or a statutory holiday) when banks are open in the cities of Toronto, Ontario and Golden, Colorado;

"**CAD Dollar Equivalent**" means, with reference to any amount expressed in U.S. Dollars (the "**Original Amount**"), the amount in CAD Dollars on the date such amount is being determined as herein provided, required to purchase the Original Amount of U.S. Dollars at the Noon Rate on the Business Day immediately preceding the date such conversion is to be made;

"**Canadian Exchange**" means The Toronto Stock Exchange and each successor thereto;

"**Capital Lease**" means, with respect to a Person, a lease or other arrangement in respect of real or personal property that is required to be classified and accounted for as a capital lease obligation on a balance sheet of the Person in accordance with IFRS;

"**Capital Lease Obligation**" means, with respect to a Person, the obligation of the Person to pay rent or other amounts under a Capital Lease and for the purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date as determined in accordance with IFRS;

"**Certificate of the Borrower**" means an instrument signed in the name of the Borrower and without personal liability by any Director or any of the President and Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Secretary and any Vice President of the Borrower, if applicable, certifying the matters specified therein;

"**Change of Control**" means the occurrence of any of the following events:

(a) any offeror has acquired beneficial ownership (within the meaning of the Securities Act) of, or the power to exercise control or direction over, or securities convertible into, any Voting Shares of the Borrower, that together with the offeror's securities in relation to the Voting Shares of the Borrower, would constitute Voting Shares of the Borrower representing more than 25% of the total voting power attached to all Voting Shares of the Borrower then outstanding;

(b) there is consummated any amalgamation, consolidation, statutory arrangement (involving a business combination) or merger of the Borrower (1) in which the Borrower is not the continuing or surviving corporation, or (2) pursuant to which any Voting Shares of the Borrower would be reclassified, changed or converted into or exchanged for cash, securities or other property, other than (in each case) an amalgamation, consolidation, statutory arrangement or merger of the Borrower in which the holders of the Voting Shares of the Borrower immediately

prior to the amalgamation, consolidation, statutory arrangement or merger have, directly or indirectly, more than 50% of the Voting Shares of the continuing or surviving corporation immediately after such transaction;

(c) any Person or group of Persons shall succeed in having a sufficient number of its nominees elected as Directors of the Borrower such that such nominees, when added to any existing Directors after such election who was a nominee of or is an Affiliate or related Person of such Person or group of Persons, will constitute a majority of the Directors; or

(d) CRC shall cease to be a wholly owned Subsidiary of the Borrower or ARI shall cease to be a wholly owned Subsidiary of Canyon Resources Corporation;

"**Closing Date**" means the date of this Agreement;

"**Code**" means the United States Internal Revenue Code of 1986;

"**Commitment**" means the aggregate amount of $20,000,000, which the Lender has agreed to make available to the Borrower on and subject to the terms hereof;

"**Common Shares**" means the common shares of the Borrower as such common shares exist at the close of business on the date of execution and delivery of this Agreement;

"**Constating Documents**" means:

(a) with respect to a corporation, its articles of incorporation, amalgamation or continuance or other similar documents and its by-laws; and

(b) with respect to any other Person which is an artificial body, whether with or without legal personality, the organization and governance documents of such Person,

in each case as amended or supplemented from time to time;

"**Contingent Liabilities**" means, with respect to a Person, any agreement, undertaking or arrangement by which the Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or other, to provide funds for payment, to supply funds to, or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) the obligation, debt or other liability of any other Person or guarantees the payment of dividends or other distributions upon the shares of any Person. The amount of any contingent liability will, subject to any limitation contained therein, be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the obligation, debt or other liability to which the contingent liability is related;

"**Credit Parties**" means the Borrower and the Guarantors and "**Credit Party**" means any one of them;

"**Default**" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing) be an Event of Default;

"**Deposit Date**" has the meaning attributed to that term in Section 2.11(a);

"**Determination Date**" has the meaning attributed to that term in Section 2.11(b);

"**Director**" means a director of the Borrower for the time being and "**Directors**" means the board of directors of the Borrower or, whenever duly empowered, a committee of the board of directors of the Borrower, and reference to action by the Directors means action by the directors as a board or action by such a committee of the board as a committee;

"**Disclosure Record**" means all information circulars, prospectuses (including preliminary prospectuses), annual information forms, offering memoranda, financial statements, material change reports and news releases filed with the Canadian Exchange and the American Exchange and all securities regulatory authorities in each Reporting Jurisdiction on or during the 12 months preceding the date hereof;

"**Drawdown**" means a borrowing or credit of funds by way of an Advance;

"**Drawdown Date**" means the date specified in a Notice of Borrowing as the date on which a Drawdown will occur and which date shall be a Business Day;

"**Environmental Laws**" means all federal, provincial, state, municipal, county, local and other laws, statutes, codes, ordinances, by-laws, rules, regulations, policies, guidelines, certificates, approvals, permits, consents, directions, standards, judgments, orders and other Authorizations, as well as common law, civil laws and other jurisprudence or authority, in each case, domestic or foreign, having the force of law at any time relating in whole or in part to any Environmental Matters and any permit, order, directions, certificate, approval, consent, registration, licence or other Authorization of any kind held or required to be held in connection with any Environmental Matters;

"**Environmental Matters**" means:

(a) any condition, any activity, or substance, heat, energy, sound, vibration, radiation or odour that may affect any component of the earth and its surrounding atmosphere or affect human health or any plant, animal or other living organism; and

(b) any waste, toxic substance, contaminant or dangerous good or the deposit, release or discharge of any thereof into any component of the earth and its surrounding atmosphere;

"**ERISA**" means the United States Employee Retirement Income Security Act of 1974;

"**ERISA Affiliate**" means any trade or business (whether or not incorporated) under common control with a Credit Party within the meaning of Section 414(b), (c) of (m) and (o) of the Code;

"**Event of Default**" has the meaning attributed to such term in Section 8.1 hereof;

"**Existing Capital Leases**" means the leases more particularly described in Schedule D;

"**Existing Equipment Financing Notes**" means the notes more particularly described in Schedule D;

"**Facility**" means the $20,000,000 non-revolving, reducing term loan to be provided by the Lender to the Borrower as contemplated by Article 2 hereof;

"**Facility Documents**" means this Agreement, the Security Documents and all other agreements, certificates, instruments and other documents delivered or to be delivered by the Borrower or any other Credit Party hereunder or thereunder, each as amended, modified, supplemented, restated or replaced from time to time;

"**Facility Extension Acceptance Notice**" has the meaning attributed to such term in Section 2.4(b);

"**Facility Extension Date**" has the meaning attributed to such term in Section 2.4(a);

"**Facility Extension Fee**" means an amount equivalent to three percent (3%) of the amount of the Principal Amount outstanding as at the date of the Facility Extension Acceptance Notice payable in the manner set forth in Section 2.4(c);

"**Facility Extension Fee Shares"** shall have the meaning attributed to such term in Section 2.4(c)

"**Facility Extension Request**" has the meaning attributed to such term in Section 2.4(a);

"**Facility Extension Request Date**" has the meaning attributed to such term in Section 2.4(b);

"**Facility Extension Request Period**" has the meaning attributed to such term in Section 2.4(a);

"**Facility Indebtedness**" means all present and future debts, liabilities and obligations of the Borrower and each other Credit Party to the Lender under and in connection with this Agreement and the other Facility Documents, including all Amounts Payable and all fees and other money payable or owing from time to time pursuant to the terms of this Agreement and/or any of the other Facility Documents;

"**Financial Instrument Obligations**" means, with respect to any Person, obligations arising under:

(a) interest rate swap agreements, forward rate agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is interest rates or the price, value or amount payable thereunder is dependent or based upon interest rates or fluctuations in interest rates in effect from time to time (but excluding non-speculative conventional floating rate Indebtedness);

(b) currency swap agreements, cross-currency agreements, forward agreements, floor, cap or collar agreements, futures or options, insurance or other similar agreements or arrangements, or any combination thereof, entered into or

guaranteed by the Person where the subject matter thereof is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c) any agreement for the making or taking of any commodity (including but not limited to gold, silver, coal, natural gas, oil and electricity), swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by the Person where the subject matter thereof is any commodity or the price, value or amount payable thereunder is dependent or based upon the price or fluctuations in the price of any commodity;

or any other similar transaction, including any option to enter into any of the foregoing, or any combination of the foregoing, in each case to the extent of the net amount due or accruing due by the Person under the obligations determined by marking the obligations to market in accordance with their terms;

"**Facility Proceeds**" has the meaning attributed to such term in Section 2.11(a);

"**Gold Participating Bonds**" means the gold participating bonds issued by Canyon Resources (Jersey) Limited and guaranteed by the Borrower under the Trust Deed dated December 9, 2009 as more particularly described in Schedule D;

"**Governmental Authority**" means each national, state, provincial, county, municipal or other such governmental, legislative, regulatory or other public authority, including their authorized administrative bodies, boards, tribunals, courts, commissions and agencies which has legal jurisdiction over a Person or a matter relevant to this Agreement;

"**Guarantors**" means, collectively, CRC and ARI, and their respective successors and permitted assigns;

"**IFRS**" means international financial reporting standards, approved by the International Accounting Standards Board or each successor thereto ("**IASB**"), adopted by the Borrower, as applicable, as at the date on which any calculation or determination is required to be made, provided that, in accordance with the international financial reporting standards, where the IASB includes a recommendation concerning the treatment of any accounting matter, such recommendation shall be regarded as the only international financing reporting standard;

"**Indebtedness**" means, with respect to a Person, without duplication:

(a) all obligations of the Person for borrowed money, including debentures, notes or similar instruments and other financial instruments and obligations with respect to bankers' acceptances and contingent reimbursement obligations relating to letters of credit;

(b) all Financial Instrument Obligations of the Person;

(c) all Capital Lease Obligations and Purchase Money Obligations of the Person;

(d) all obligations to pay the deferred and unpaid purchase price of property or services, which purchase price is due and payable more than six months after the date of placing such property or service or taking delivery at the completion of such services;

(e) all Indebtedness of any other Person secured by a Security Interest on any asset of the Person;

(f) all obligations to repurchase or redeem any Common Shares or any other shares of the Borrower prior to the Maturity Date; and

(g) all Contingent Liabilities of the Person with respect to obligations of another Person if such obligations are of the type referred to in paragraphs (a) to (f) above;

"**Indemnified Parties**" has the meaning attributed to such term in Section 10.1 hereof;

"**Indicated Mineral Resource**" has the meaning attributed to such term in NI 43-101;

"**Internal Revenue Service**" means the United States Internal Revenue Service and each successor thereto;

"**Lender's Counsel**" means Davis LLP and, at any time, any other legal counsel retained by the Lender in the relevant jurisdiction to the matter in question;

"**Liability**" or "**Liabilities**" means any Indebtedness, obligation, or liability of any nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including, without limitation, any liability for taxes;

"**Material Adverse Effect**" means, when used with reference to any event or circumstance, any event or circumstance which, in the opinion of the Lender (acting reasonably), has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on:

(a) the business, operations, results of operations, assets, liabilities, condition (financial or otherwise) of the Pinson Project or any Credit Party;

(b) the ability of any Credit Party to observe or perform its obligations under this Agreement or any of the other Facility Documents in accordance with the terms hereof and thereof;

(c) the validity or enforceability of this Agreement or any other Facility Document or any material provision thereof;

(d) any rights or remedies of the Lender under this Agreement or any other Facility Document; or

(e) the priority or ranking of any Security Interest granted pursuant to the Security Documents or any of the rights or remedies of the Lender thereunder;

"**Material Contract**" means any Project Document which (i) is prudent or necessary for the continuing operation and development of the Pinson Project as presently operated or planned to be operated, (ii) provides cash flow to the operations of any of the Credit Parties, or (iii) contains terms and conditions which, upon breach, termination, non-renewal or non-performance, would constitute, or could reasonably be expected to constitute, a Material Adverse Effect;

"**Maturity Date**" means the Stated Maturity Date, subject to such earlier date as a result of any acceleration thereof pursuant to this Agreement;

"**Measured Mineral Resource**" has the meaning attributed to such term in NI 43-101;

"**Mineral Reserve**" has the meaning attributed to such term in NI 43-101;

"**Multiemployer Plan**" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make any contribution, or during the preceding six plan years, has made or been obligated to make any contribution;

"**NI 43-101**" means National Instrument 43-101 (Standards of Disclosure for Mineral Pinson Project), as adopted by the Ontario Securities Commission, as it may be amended, replaced or superceded from time to time;

"**Noon Rate**" means, in relation to the conversion of U.S. Dollars into CAD Dollars, the rate of exchange for such conversion quoted by the Bank of Canada (or, if not so quoted, the spot rate of exchange for wholesale transactions quoted by The Bank of Nova Scotia at Toronto, Ontario at approximately noon (local Toronto time)).

"**Notice of Borrowing**" means, in relation to each Advance, a notice by the Borrower to the Lender requesting a Drawdown, which shall be in form and substance acceptable to the Lender;

"**Obligations**" means, without duplication, with respect to a Person, all items which, in accordance with IFRS, would be included as liabilities on the liability side of the balance sheet of the Person and all Contingent Liabilities of the Person;

"**Pension Plan**" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Credit Party or any ERISA Affiliate or to which a Credit Party or any ERISA Affiliate contributes or has any obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made any contribution at any time during the immediately preceding six plan years;

"**Pension Protection Act**" means the United States Pension Protection Act of 2006;

"**Permitted Encumbrances**" means:

(a) any Security Interest granted pursuant to the Security Documents;

(b) any Security Interest or deposit under workers' compensation, social security or similar legislation or in connection with bids, tenders, leases, contracts or expropriation proceedings or to secure related public or statutory obligations, surety and appeal bonds or costs of litigation where required by law;

(c) any Security Interest imposed pursuant to statute such as builders', mechanics', materialman's, carriers', warehousemen's and landlords' liens and privileges, in each case, which relate to obligations not yet due or delinquent or, if due or delinquent, which the Credit Party is contesting in good faith if such contest will involve no material risk of loss of any material part of the property of any Credit Party;

(d) any Security Interest or privilege arising out of judgments or awards with respect to which, at the time an appeal or proceedings for review is being prosecuted and with respect to which a stay of execution has been secured pending such appeal or proceedings for review;

(e) any Security Interest for taxes, assessments, unpaid wages or governmental charges or levies for the then current year, or not at the time due and delinquent or the validity of which is being contested at the time in good faith;

(f) any undetermined or inchoate Security Interest or privilege incidental to current operations that has not been filed pursuant to law against any Credit Party, or that relates to obligations not due or delinquent; or

(g) the deposit of cash or securities in connection with any Security Interest or privilege referred to in paragraph (c) (d), (e) and (f);

(h) any right reserved to or vested in any Governmental Authority by the terms of any lease, licence, franchise, grant, claim, bond or permit held or acquired by any Credit Party, or by any statutory provision, to terminate the lease, licence, franchise, grant, claim, bond or permit or to purchase assets used in connection therewith or to require annual or other periodic payments as a condition of the continuance thereof;

(i) any Security Interest created or assumed by any ARI in favour of a public utility or Governmental Authority for Permitted Indebtedness in an aggregate amount not to exceed $2,200,000, which Indebtedness comprises reclamation bonds and sureties described in paragraph (g) of the definition of Permitted Indebtedness, provided that such Security Interests do not in the aggregate materially detract from the value of any of the Secured Assets or materially impair its use in the operation of the business of any Credit Party;

(j) any reservations, limitations, provisos and conditions expressed in original grants from any Governmental Authority;

(k) any minor encumbrance, such as easements, rights-of-way, servitudes or other similar rights in land granted to or reserved by other Persons, rights-of-way for sewers, electric lines, telegraph and telephone lines, oil and natural gas pipelines and other similar purposes, or zoning or other restrictions applicable to the use of real property by any Credit Party, or title defects, encroachments or irregularities,

that do not in the aggregate materially detract from the value of the property or materially impair its use in the operation of the business of any Credit Party;

(l) any Security Interest permitted pursuant to an inter-creditor agreement among the Lender, each applicable Credit Party and a third party creditor, in form and substance satisfactory to the Lender, executed and delivered in favour of the Lender;

(m) any Security Interest granted to a lender in respect of equipment financed by the Existing Equipment Financing Notes, Existing Capital Leases and other Purchase Money Obligations and Capital Lease Obligations comprising Permitted Indebtedness under paragraph (c) of the definition thereof; and

(n) any Security Interest registered in the Personal Property Registry (British Columbia) under base registration # 5481868 in relation to the net smelter return affecting mineral claims located in the Ecstall River Area, Skeena Mining Division, Province of British Columbia, which net smelter return was granted by the Borrower under the purchase and sale agreement dated December 16, 1993 between Falconbridge Limited and the Borrower, provided the amount secured thereby shall not be increased beyond the original amount thereof;

"**Permitted Indebtedness**" means:

(a) Indebtedness under this Agreement;

(b) Indebtedness under the Existing Equipment Financing Notes, the Existing Capital Leases, the Sureties and the Gold Participating Bonds;

(c) Indebtedness in an amount of up to $10,000,000 in respect of Purchase Money Obligations and Capital Lease Obligations acquired by a Credit Party after the date hereof;

(d) Indebtedness which is subordinated on such terms as the Lender may agree, in its sole discretion, to Indebtedness under and in connection with the Facility;

(e) Indebtedness comprised of amounts owed to trade creditors and accruals in the ordinary course of business, in each case outstanding less than 90 days;

(f) any Indebtedness permitted pursuant to the terms of an inter-creditor agreement among the Lender, each applicable Credit Party and a third party creditor, in form and substance satisfactory to the Lender, executed and delivered in favour of the Lender;

(g) any Indebtedness incurred in the ordinary course of business through financing of corporate insurance policies, reclamation bonds and sureties acquired after the date hereof when required by a utility or Governmental Authority in connection with the operations the Pinson Project; and

(h) any Indebtedness incurred in the ordinary course of business through financing of corporate insurance policies, reclamation bonds and sureties reclamation bonds and sureties acquired after the date hereof when required by a utility or

Governmental Authority in connection with the operations of projects other than the Pinson Project, provided the aggregate amount of such Indebtedness does not exceed $1,000,000;

"**Person**" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, body corporate, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or Governmental Authority or entity, however designated or constituted;

"**Pinson Project**" has the meaning attributed to such term in Schedule C;

"**Plan**" means any Pension Plan or "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate has an obligation to make any contribution;

"**Principal Amount**" means the principal amount of the Facility made available pursuant to this Agreement;

"**Project Document**" means any agreement, contract, license, permit, instrument, lease, easement or other document which:

(a) deals with or is related to the construction, operation or development of the Pinson Project; and

(b) is executed from time to time by or on behalf of or is otherwise made or issued in favour of any Credit Party;

"**Purchase Money Obligation**" means, with respect to a Person, Indebtedness of the Person issued, incurred or assumed to finance all or part of the purchase price of any asset or property acquired by such Person;

"**Relevant Jurisdiction**" means, from time to time, any jurisdiction in which any of the Credit Parties have material properties or assets, or in which they carry on any material business and, for the purposes of this Agreement, includes British Columbia, Nevada, Colorado and Delaware;

"**Reportable Event**" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived;

"**Reporting Jurisdictions**" means the United States and all of the jurisdictions in Canada in which the Borrower is a "reporting issuer" (including as of the date hereof, British Columbia, Alberta, Ontario and Nova Scotia);

"**Secured Assets**" means all of the assets now owned or hereafter acquired by the Credit Parties, except for the Shares of all Subsidiaries of CRC other than ARI;

"**Securities Act**" means the *Securities Act* (Ontario);

"**Securities Act 1934**" means the United States Securities and Exchange Act of 1934;

"**Security Documents**" means, collectively, the security and other agreements and documents listed in Schedule B hereto and delivered pursuant to Article 4 of this Agreement;

"**Security Interest**" means any security interest, assignment by way of security, mortgage, charge (whether fixed or floating), hypothec, deposit arrangement, pledge (which term shall exclude, for greater certainty, the covenant at Section 5(a) of the Terms and Conditions of the Gold Participating Bonds) lien, encumbrance, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing);

"**Standby Fee**" has the meaning attributed to that term in Section 2.11(b);

"**Stated Maturity Date**" means, initially, the date that is the first year anniversary of the Closing Date, as such date may be extended pursuant to Section 2.4;

"**Structuring Fee**" has the meaning attributed to such term in Section 2.9;

"**Subsidiary**" means in respect of any Credit Party, any subsidiary (as such term is defined in Section 89(1) of the Securities Act);

"**Sureties**" means the Travellers Bonds and the Indemnity National Bonds more particularly described in Schedule D;

"**Term Sheet**" means the term sheet dated May 13, 2011 between the Borrower and the Lender;

"**Unfunded Liabilities**" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a Credit Party or ERISA Affiliate to the PBGC or any other person under Title IV of ERISA; and

"**Voting Shares**" means shares of capital stock of any class of any corporation carrying voting rights under all circumstances, provided that for the purposes of such definition, shares which only carry the right to vote conditionally on the happening of any event shall not be considered Voting Shares, whether or not such event shall have occurred, nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class or classes by reason of the happening of such event.

Subdivisions, Table of Contents and Headings

1.2 The division of this Agreement into articles, sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

Statute References

1.3 Any reference in this Agreement to a statute shall be deemed to be a reference to such statute and all regulations thereto, in each case, as amended, re-enacted or replaced from time to time.

Currency

1.4 Any reference in this Agreement to "**CAD Dollars**", "**CAD**", "**dollars**" or "**$**" shall be deemed to be a reference to lawful money of Canada and any reference to any payments to be made by the Borrower shall be deemed to be a reference to payments made in lawful money of Canada. Any reference in this Agreement to "**U.S. Dollars**" and "**USD**"shall be deemed to be a reference to lawful money of United States of America.

Use of the Words "Best Knowledge"

1.5 This words "**best knowledge**", "**to the best of the Borrower's knowledge**", "**to the knowledge of**" or "**of which they are aware**" or other similar expressions limiting the scope of any representation, warranty, acknowledgement, covenant or statement by the Borrower or the Credit Parties will be understood to be made on the basis of the actual knowledge of any of the executive officers of the Borrower or Credit Party, in each case, after due inquiry.

Governing Law

1.6 This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Paramountcy

1.7 In the event of any inconsistency between the provisions of this Agreement and the provisions of any other Facility Document, the provisions of this Agreement shall prevail.

Interpretation

1.8 In this Agreement and each other Facility Document, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders. The words "**including**" and "**includes**" mean "including" (or "includes") without limitation.

Time of Essence

1.9 Time shall be of the essence in all respects of this Agreement.

ARTICLE 2
THE FACILITY

The Facility

2.1 Subject to the terms and conditions hereof, the Facility shall be made available by the Lender to the Borrower, or as the Borrower may direct, by way of a single Drawdown, in an aggregate amount equal to the Commitment.

Non-Revolvement

2.2 The Facility is a non-revolving facility, and any repayment under the Facility shall not be re-borrowed.

Notice of Borrowing

2.3 The Borrower shall provide a Notice of Borrowing in respect of the Drawdown no later than 12:00 noon (Toronto Time) three (3) Business Days prior to the requested Drawdown Date. Such Notice of Borrowing shall be irrevocable.

Term

2.4 Except as otherwise provided herein, the Principal Amount of the Facility so advanced, together with all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time, will be immediately due and payable by the Borrower to the Lender on the Stated Maturity Date. The Stated Maturity Date may be extended as hereinafter provided:

(a) **Notice by Borrower.** The Borrower may, at its option, request (a "**Facility Extension Request**") that the original Stated Maturity Date be extended for a period of one year (the "**Facility Extension Date**"). The Facility Extension Request shall be in form and terms satisfactory to the Lender and shall confirm that the representations and warranties of the Credit Parties pursuant to the Facility Documents continue to be true and correct and that no Event of Default has occurred and is continuing as at the date of the Facility Extension Request, and must be delivered to the Lender in writing not less than 30 days or more than 90 days before the original Stated Maturity Date (the "**Facility Extension Request Period**"). Concurrently with any Facility Extension Request, the Borrower shall promptly make application to the Canadian Exchange for approval of the issuance of the requisite number of Facility Extension Fee Shares. Each Facility Extension Request shall be irrevocable and shall oblige the Borrower to pay to the Lender, or as the Lender may direct, the Facility Extension Fee within three (3) Business Days of the date of issuance of a Facility Extension Acceptance Notice (if any) as consideration therefor. If the Borrower does not make a Facility Extension Request within the Facility Extension Request Period, then the original Stated Maturity Date will no longer be capable of being extended as provided in this Section 2.4.

(b) **Acceptance by Lender.** The Lender may notify the Borrower (a "**Facility Extension Acceptance Notice**") that the Facility Extension Request is accepted if, in its sole discretion, it determines that (i) the Facility is (x) in good standing

in all respects upon the Lender's receipt of the Facility Extension Request, and (y) expected to remain in good standing on and after the Facility Extension Date; (ii) all Facility Documents are in full force and effect at each such time; (iii) the five-day average London PM fixing price for gold on the date the Facility Extension Request is delivered to the Lender (the "**Facility Extension Request Date**"), as calculated by London Gold Market Fixing Ltd., is at least USD 1,500 on the Facility Extension Request Date or is otherwise acceptable to the Lender; (iv) the Indicated Mineral Resource and the Measured Mineral Resource, in aggregate, calculated for the Pinson Project (expressed as ounces contained) and described in the Disclosure Record as at the Stated Maturity Date confirm that such contained ounces, less extracted any Mineral Reserve (expressed as ounces contained), are at least as high as the Disclosure Record describes as at the date of this Agreement or is otherwise acceptable to the Lender; (v) the Facility Extension Fee has been paid by the Borrower to the Lender or as directed by the Lender; and (vi) no event or circumstance has occurred which could reasonably be expected to cause a Material Adverse Effect. Any Facility Extension Acceptance Notice shall (i) be delivered to the Borrower in writing within 15 days of the end of the Facility Extension Request Period, and (ii) state that the original Stated Maturity Date is extended to the Facility Extension Date in accordance with this Section 2.4.

(c) **Payment of the Facility Extension Fee.** The Facility Extension Fee shall be payable within three (3) Business Days of the date of issuance of the Facility Extension Acceptance Notice by the Lender, in Common Shares of the Borrower issued at a deemed price equal to a 10% discount to the 5-day volume weighted average trading price of such Common Shares as they trade on the Canadian Exchange immediately prior to the date of issuance of the Facility Extension Acceptance Notice by the Lender (the "**Facility Extension Fee Shares**"), provided always that if the Borrower is unable to secure the approval of the Canadian Exchange for the issuance of the Facility Extension Fee Shares on or before the date on which delivery of such shares is required, the Facility Extension Fee shall be immediately due and payable in cash. Common Shares issued to the Lender, or as directed by the Lender, in satisfaction of the Facility Extension Fee shall have a maximum hold period under Applicable Securities Laws of four months and one day from the date of their issuance.

Use of Proceeds of the Facility

2.5 Except with the prior written consent of the Lender, the Borrower shall only be entitled to use the proceeds of the Facility as follows and for no other purpose:

(a) as to the CAD Dollar Equivalent of US$15,000,000 for the Acquisition (which for greater certainty includes US$2,000,000 previously paid by the Borrower to Pinson Mining Company pursuant to the Acquisition Agreement, which amount may be reimbursed from the proceeds of the Advance);

(b) to pay the Lender's fees and expenses;

(c) to pay the Standby Fee; and

(d) as to the balance of the Commitment, for working capital purposes expended exclusively in the development of the Pinson Project.

The Borrower shall establish or cause to be established a segregated account (the "**Pinson Working Capital Account**") into which the proceeds of the Advance made pursuant to Section 2.5(d) will be wired on the Closing Date less any amount paid by the Borrower in respect of the Acquisition prior to the Advance, and the Borrower shall maintain such account at all times when there is any amount outstanding under the Facility. The Borrower shall (i) establish and maintain detailed records accounting for all expenditures from and deposits to the Pinson Working Capital Account, in form and substance satisfactory to the Lender (acting reasonably); and (ii) deliver to the Lender, on or before the 15th day of each calendar month, a detailed accounting of all expenditures funded from the Pinson Working Capital Account during the immediately preceding calendar month, which accounting shall state the amount of each such expenditure, describe the purpose for which such expenditure was made and include any other details about such expenditure as the Lender may reasonably request.

Interest

2.6 Interest shall accrue on the Principal Amount of the Advance from the Closing Date, as well as on all overdue amounts outstanding in respect of interest, costs or other fees or expenses payable hereunder, at the rate of nine percent (9.00%) per annum, calculated daily and compounded monthly (effective annual rate of 9.38%), and shall be payable by the Borrower to the Lender monthly on the last Business Day of every month, before as well as after maturity, default and judgment. The Borrower covenants and agrees to establish and maintain throughout the term of the Facility a pre-authorized electronic debit arrangement with a financial institution on terms satisfactory to the Lender, pursuant to which all payments coming due to the Lender shall be made.

Computations

2.7 The rates of interest under this Agreement are nominal rates, and not effective rates or yields. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest "per annum" or a similar expression is used, such interest shall be calculated on the basis of a year of 360 days for the actual number of days occurring in the period for which any such interest is payable. For the purposes of the *Interest Act* (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360.

No Set-off

2.8 All payments required to be made by the Borrower or any other Credit Party pursuant to the provisions hereof or any other Facility Document shall be made in immediately available funds and without any set-off, deduction, withholding or counter-claim or cross-claim.

Structuring Fee

2.9 In consideration for the structuring and possible syndication of the Facility, the Borrower has paid to the Lender a structuring fee in the amount of $150,000 (the "**Structuring Fee**"), receipt of which is acknowledged by the Lender. The Structuring Fee has been fully earned and is non-refundable, provided only that if the Credit Parties satisfy all of the conditions precedent to the Advance as contemplated in Section 5.1 and the Lender fails to make the Advance, the Lender shall repay the Structuring Fee to the Borrower (without interest), and shall constitute the full and final satisfaction of the Lender's obligations hereunder.

Arrangement Fees

2.10 In consideration for the Lender making the Advance, the Borrower shall pay to the Lender, or as the Lender may direct, a non-refundable fee in the amount of $700,000 (the "**Arrangement Fee**") being 3.5% of the Principal Amount, payable in the form of such number of Common Shares of the Borrower (the "**Arrangement Shares**") determined on the basis of a price per Common Share equal to a 10% discount to the 5-day volume weighted average trading price of such Common Shares as they trade on the Canadian Exchange immediately prior to the Closing Date. The Arrangement Fee shall be payable concurrently with and shall be deemed to be fully earned upon the Advance being made. The Arrangement Shares shall be subject to a maximum hold period under Applicable Securities Legislation of four months and one day from the date of their respective issuance.

Standby Fee

2.11

(a) In connection with the provision of the Credit Facility, the Lender deposited the principal amount of the Credit Facility (the "**Facility Proceeds**") in trust with the Lender's Counsel on August 11, 2011 (the "**Deposit Date**"), to be held by the Lender's Counsel in trust for the benefit of the Lender, in an interest-bearing trust account pending the satisfaction or waiver of the conditions precedent set forth in this Agreement and the advance of the Credit Facility hereunder, or the termination of the Lender's obligation to advance the Credit Facility to the Borrower, as applicable (referred to herein as the "**Determination Date**"). Interest earned on the Facility Proceeds while held by the Lender's counsel in trust shall be for the credit of the Borrower and applied by the Lender on account of the indebtedness of the Borrower to the Lender.

(b) In consideration for the Lender depositing the Facility Proceeds in trust with the Lender's counsel as contemplated above, the Borrower agrees to pay to the Lender a non-refundable standby fee (the "**Standby Fee**") calculated from the Deposit Date to and including the Determination Date at the rate of nine percent (9.00%) per annum, calculated daily and compounded monthly (effective annual rate of 9.38%), payable by the Borrower to the Lender monthly on the last business day of every month from and after the date of this letter, with the balance payable in full on the Determination Date, as well as after maturity, default and judgment. For greater certainty, the Borrower acknowledges and agrees that the Standby Fee shall be due and payable regardless of whether the Credit Facility is advanced by the Lender.

Administrative Matters Re: Payments

2.12 All Amounts Payable hereunder shall be made payable in lawful money of Canada. If the date for payment of any Amount Payable is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place. The Borrower shall pay each Amount Payable to the Lender, or as the Lender may otherwise direct from time to time, by transferring to the Lender via wire transfer or other electronic funds transfer, payment for such Amount Payable by 12:00 p.m. (Toronto time) at least two (2) Business Days prior to the applicable payment date. The Lender shall maintain accounts and records evidencing all payments hereunder, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

ARTICLE 3
PREPAYMENT

Voluntary Prepayment

3.1 The Borrower may prepay the Facility in whole or in part at any time before the Stated Maturity Date, without penalty, provided that:

(a) any such prepayment may only be made on the last Business Day in a calendar month; and

(b) the Borrower shall have provided the Lender with at least ten (10) Business Days prior written notice of its intention to prepay the Facility in whole or in part.

Mandatory Prepayment

3.2 If after the Advance,

(a) any of the Credit Parties or any of their direct or indirect Subsidiaries shall sell or otherwise dispose of any assets outside of the ordinary course of business in one or more transactions having a value exceeding $500,000 in the aggregate, the Credit Parties shall pay or cause to be paid all cash proceeds of such sales or other dispositions of assets, net of reasonable selling costs, to the Lender forthwith, to be applied on account of the outstanding Principal Amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time;

(b) any of the Credit Parties shall dispose of any assets outside of the ordinary course of business in one or more transactions having a value exceeding $500,000 in the aggregate, to the extent that the proceeds of such transactions are not in the form of cash, such Credit Parties shall grant to the Lender a first ranking Security Interest over all such proceeds, subject only to Permitted Encumbrances; or

(c) the Borrower closes one or more equity financings having a value exceeding $500,000 in the aggregate, the Borrower shall pay 25% of the proceeds of such financing forthwith on closing such financing(s) to be applied on account of the outstanding Principal Amount and all accrued but unpaid interest, bonus and other costs, fees or charges payable hereunder from time to time.

The Borrower shall prepay $2,500,000 of the Principal Amount together with all accrued and unpaid interest thereon on or before February 29, 2012. The amount of such mandatory prepayment shall be reduced by the amount, if any, of prior prepayments made by the Borrower pursuant to Section 3.1, Section 3.2(a) or Section 3.2(c).

ARTICLE 4
SECURITY

Security Documents

4.1 To secure the due payment of all Indebtedness of the Borrower to the Lender under the Facility and the payment and performance of all other obligations, Indebtedness and liabilities of the Borrower to the Lender hereunder and under the other Facility Documents, the Borrower shall, and shall cause each of the Guarantors to, execute and deliver to the Lender the Security Documents.

Registration of the Security

4.2 The Borrower shall, and shall cause each of the Guarantors to, at the Borrower's expense, register, file, record and give notice of (or cause to be registered, filed, recorded and given notice of) the Security Documents in all offices where such registration, filing, recording or giving notice is necessary or desirable for the perfection of the Security Interest constituted thereby and to ensure that such Security Interest is first ranking, subject only to Permitted Encumbrances. The Lender shall have no duty or responsibility to cause registrations, filings, recordings and notices to keep in good standing the Security Interest created by the Security Documents.

After Acquired Property and Further Assurances

4.3 The Borrower shall, and shall cause each of the Guarantors to, from time to time, execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge as may be necessary or desirable to ensure that any additional interests in the Secured Assets acquired after the date hereof, are subject to the Security Interests created pursuant to the Security Documents.

ARTICLE 5
CONDITIONS PRECEDENT

Conditions Precedent to the Advance

5.1 The obligation of the Lender to make the Advance under this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Lender on or before the date hereof (or such other time as is mutually agreed to in writing between the Borrower and the Lender):

(a) receipt by the Lender of the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(i) a Notice of Borrowing in respect of the Advance, duly executed by the Borrower;

(ii) executed copies of the Facility Documents, including, without limitation, this Agreement and the Security Documents;

(iii) certificates of status or other similar type of evidence for each of the Credit Parties from all Relevant Jurisdictions;

(iv) certified copies of the Constating Documents of each of the Credit Parties;

(v) certified copies of all Material Contracts in respect of the Pinson Project requested by the Lender;

(vi) certified copies of the directors' resolutions of each of the Credit Parties with respect to its authorization, execution and delivery of the Facility Documents to which it is a party;

(vii) certificates of officers of each of the Credit Parties as to corporate matters and certifying that (A) all of the representations and warranties of each of the Credit Parties contained herein or in any other Facility Document are true and correct on and as of the Closing Date, and (B) no Default or Event of Default has occurred and is continuing;

(viii) Canadian Exchange and American Exchange and all other regulatory approvals, including Canadian Exchange and American Exchange, approvals to the transactions contemplated herein, if required;

(ix) releases, discharges and postponements (in registrable form where appropriate) covering all Security Interests or other encumbrances affecting the Secured Assets which are not Permitted Encumbrances, if any, or an undertaking satisfactory to the Lender to provide such releases, discharges and postponements;

(x) an irrevocable direction to pay with respect to the Advance;

(xi) opinions of the counsel to the Credit Parties relating to, among other things, the subsistence of each of the Credit Parties, and the due authorization, execution, delivery and enforceability of the Facility Documents delivered in connection with the Advance;

(xii) title opinions prepared by the Credit Parties' counsel with respect to the Pinson Project, including satisfactory searches of all mineral rights and other interests of each of the Credit Parties in respect of the Pinson Project;

(xiii) an executed agreement with Pinson Mining Company in respect of the Facility; and

(xiv) such other documents, certificates, opinions and agreements which the Lender may reasonably require;

(b) the Lender shall have completed and be satisfied with its financial, business, environmental, tax and other due diligence review of the Credit Parties and the Pinson Project, including, without limitation, its review of all feasibility studies, mine plans, budgets, pro forma financial statements and all Material Contracts and other documents in respect of the Pinson Project;

(c) evidence that all Security Interests pursuant to the Security Documents have been duly perfected and registered in all Relevant Jurisdictions and any other relevant jurisdiction as required by the Lender and the Lender's Counsel;

(d) the Lender shall have received the approval of its credit committee and other required authorizations, including the approval of its partners;

(e) the Lender shall have received payment of all fees and all reimbursable expenses in connection with this Agreement, including without limitation, those fees described in Section 7.3, which are payable by the Credit Parties to the Lender on or prior to the Closing Date;

(f) as at the Closing Date, the Lender shall be satisfied that no event or circumstance shall have occurred or exist that, in the Lender's sole and absolute discretion, could reasonably be expected to have a Material Adverse Effect on any of the Credit Parties;

(g) there shall be no other Security Interest or other liens, claims or encumbrances whatsoever, which rank equal to or in priority to the Lender's security, other than Permitted Encumbrances; and

(h) the Acquisition shall have been completed.

Waiver

5.2 The conditions in Section 5.1 are inserted for the sole benefit of the Lender and may be waived by the Lender, in whole or in part, with or without conditions, as the Lender may determine in its sole and absolute discretion.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

Representations and Warranties of the Credit Parties

6.1 The Borrower, for and on behalf of itself and the other Credit Parties, hereby represents and warrants to the Lender as of the date hereof, and as of the date of the Advance (unless otherwise qualified below, upon and after the completion of the Acquisition) that:

(a) each of the Credit Parties has been duly incorporated and organized under the laws of its jurisdiction of incorporation and is validly existing and is current and up-to-date with all material filings required to be made under the laws of its jurisdiction of incorporation and has all requisite corporate power to carry on its business as now conducted and as presently proposed to be conducted and to own, lease or operate its property, and no steps or proceedings have been taken

by any Person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(b) each of the Credit Parties has full power and authority to enter into each of the Facility Documents and to do all acts and things and execute and deliver all documents as are required hereunder or thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof;

(c) each of the Credit Parties has taken all corporate steps necessary to duly authorize all matters in connection with this Agreement, including, without limitation, (i) the execution and delivery of the Facility Documents and such other agreements and instruments as contemplated herein; and (ii) the creation, allotment and issuance of the Arrangement Shares and the Facility Extension Fee Shares and, when entered into, the Facility Documents will create valid and legally binding obligations of the Credit Parties enforceable against the Credit Parties in accordance with their respective terms;

(d) except as set forth in Schedule A, none of the Credit Parties own, beneficially or of record, or exercise control or direction over, any shares or other ownership interest of any Person;

(e) none of the Credit Parties has committed any act of bankruptcy or is insolvent, or proposed a compromise or arrangement to its creditors generally, had a petition or receiving order in bankruptcy filed against it, made a voluntary assignment in bankruptcy, taken any proceedings with respect to a compromise or arrangement, taken any proceedings to have a receiver appointed for any of its property or had any execution or distress become enforceable or become levied upon any of its property;

(f) each of the Credit Parties is (i) licensed, registered or qualified in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary, and (ii) carrying on the business thereof in material compliance with all Applicable Law, rules and regulations of each such jurisdiction;

(g) immediately prior to the Acquisition, the Borrower is authorized to issue an unlimited number of Common Shares, of which 101,002,468 Common Shares are issued and outstanding as fully paid and non-assessable shares in the capital of the Borrower;

(h) excepting only as set out in the Disclosure Record, no Person has any agreement, option, right or privilege (whether pre-emptive, contractual or otherwise) capable of becoming an agreement, for the purchase, acquisition, subscription for or issue of any of the unissued shares or other securities of any of the Credit Parties;

(i) none of the Credit Parties has made any loans to or guaranteed the obligations of any Person excepting only (i) the Facility, (ii) the Existing Equipment Financing Notes, (iii) the Existing Capital Leases, (iv) the Sureties, (v) the Gold Participating Bonds, and (vi) loans between the Borrower and the Guarantors;

(j) the Borrower is a reporting issuer or the equivalent only in the Reporting Jurisdictions and is in compliance with its obligations under the Applicable Securities Legislation of such jurisdictions and of the Canadian Exchange and the American Exchange in all material respects and is not included in any list of defaulting reporting issuers maintained by the securities commission of such jurisdictions;

(k) the outstanding Common Shares of the Borrower are listed and posted for trading on the Canadian Exchange and the American Exchange;

(l) the Borrower has the power and authority to create, issue and deliver the Arrangement Shares and the Facility Extension Fee Shares;

(m) upon the issuance thereof, the Arrangement Shares and the Facility Extension Fee Shares will be validly issued as fully paid and non-assessable Common Shares in the capital of the Borrower;

(n) the Borrower has complied, and will comply, with all Applicable Securities Legislation in connection with the issuance of the Arrangement Shares and the Facility Extension Fee Shares, including, but not limited to, receiving the approvals of the Canadian Exchange and the American Exchange, as required, in respect of the listing thereof; forthwith after the issuance of the Arrangement Shares and the Facility Extension Fee Shares, the Borrower will file such forms and documents as may be required under Applicable Securities Legislation

(o) the issuance of the Arrangement Shares and the Facility Extension Fee Shares is exempt from the prospectus requirements of Applicable Securities Legislation and no document will be required to be filed and no proceeding taken or approval, permit, consent, order or Authorization obtained under the Applicable Securities Legislation in connection with the first trade of the Arrangement Shares and the Facility Extension Fee Shares (assuming that: at the time of such trade, at least four months have elapsed from the "distribution date" (as such term is defined in National Instrument 45-102 *Resale of Securities* ("**NI 45-102**")); such trade is not a "control distribution" as defined in NI 45-102; no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade; no extraordinary commission or consideration is paid to a person or company in respect of the trade; and, if the Lender is an insider of the Borrower, it has no reasonable grounds to believe that the Borrower is in default of "securities legislation" (as defined in National Instrument 14-101 *Definitions*)) (assuming that: at the time of such trade, at least four months have elapsed from the "distribution date" (as such term is defined in National Instrument 45-102 *Resale of Securities* ("**NI 45-102**")); such trade is not a "control distribution" as defined in NI 45-102; no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade; no extraordinary commission or consideration is paid to a person or company in respect of the trade; and, if the Lender is an insider of the Borrower, it has no reasonable grounds to believe that the Borrower is in default of "securities legislation" (as defined in National Instrument 14-101 *Definitions*));

(p) none of the execution and delivery of the Facility Documents, the compliance by the Credit Parties with the provisions of the Facility Documents or the consummation of the transactions contemplated herein and the issue of the Arrangement Shares and the Facility Extension Fee Shares to the Lender, for the consideration and upon the terms and conditions set forth herein, does or will: (i) require the consent, approval, Authorization, order or agreement of, or registration or qualification with, any Governmental Authority, or any other, body or authority, court, stock exchange, securities regulatory authority or other Person, except (A) such as have been obtained, (B) Canadian Exchange and American Exchange approvals which will be obtained by the Closing Date; (ii) conflict with or result in any breach or violation of any of the provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the any of the Credit Parties is a party or by which it or any of the properties or assets thereof is bound; or (iii) conflict with or result in any breach or violation of any provisions of, or constitute a default under the articles or by-laws of any of Credit Parties or any resolution passed by the directors (or any committee thereof) or shareholders of any of the Credit Parties, or any statute or any judgment, decree, order, rule, policy or regulation of any court, Governmental Authority, any arbitrator, stock exchange or securities regulatory authority applicable to any of the Credit Parties or any of the properties or assets thereof which could reasonably be expected to have a Material Adverse Effect;

(q) there is no material change, as defined in Applicable Securities Legislation, relating to any of the Credit Parties, or change in any material fact, as defined in Applicable Securities Legislation, relating to the Common Shares, which has not been or will not be fully disclosed in accordance with the requirements of Applicable Securities Legislation and the policies of the Canadian Exchange and the American Exchange;

(r) no order or ruling suspending the sale or ceasing the trading in any securities (including the Common Shares) of any of the Credit Parties or prohibiting the sale of such securities has been issued by any securities regulatory authority and no such order or ruling is outstanding against any of the Credit Parties or their directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes have been threatened or, to the best of the Credit Parties' knowledge, are pending or contemplated;

(s) except as qualified by the disclosure therein, each of the Credit Parties is the beneficial owner of the properties, business and assets referred to as being owned by it in the Disclosure Record;

(t) except as qualified by the disclosure in the Disclosure Record, all agreements by which the Credit Parties hold an interest in property, business or assets are in good standing according to their terms and the properties by which the Credit Parties hold an interest are in good standing under all Applicable Law of the jurisdictions in which they are situated;

(u) the Credit Parties have not approved, and are not contemplating, entering into any agreement in respect of, or have any knowledge of: (i) the purchase of any

property material to the Credit Parties, or assets or any interest therein or the sale, transfer or other disposition of any property material to the Credit Parties, or assets or any interest therein currently owned, directly or indirectly, by the Credit Parties whether by asset sale, transfer of shares or otherwise; or (ii) any Change of Control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Credit Parties) of any of the Credit Parties;

(v) no portion of the Disclosure Record contains an untrue statement of a material fact as of the date thereof nor does it omit to state a material fact which, at the date thereof, was required to have been stated or was necessary to prevent a statement that was made from being false or misleading in the circumstances in which it was made;

(w) the consolidated financial statements of the Borrower contained in the Disclosure Record, filed with any securities commission, have all been prepared in accordance with Canadian generally accepted accounting principles and, subsequent to the last interim period of the Borrower's 2010 fiscal year, IFRS, and present fully, fairly and correctly in all material respects, the financial condition of the Credit Parties as at the dates thereof and the results of the operations and the changes in the financial position of the Credit Parties for the periods then ended, and reflect accurately and adequately the financial position and all material liabilities (accrued, absolute, contingent or otherwise) of the Credit Parties as at the dates thereof, and no adverse material changes in the financial position of the Credit Parties has taken place since the dates thereof;

(x) the Credit Parties have no material liabilities, fixed or contingent, that are not reflected in the consolidated financial statements of the Borrower contained in the Disclosure Record, in the notes thereto or otherwise disclosed in writing to the Lender, other than liabilities arising in the ordinary course of business since the date of such financial statements;

(y) all taxes, duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all material liabilities with respect thereto including any penalty and interest payable with respect thereto due and payable by the Credit Parties have been paid, except where the failure to pay such taxes would not constitute a Material Adverse Effect. Except as disclosed in the Disclosure Record, all tax returns, declarations, remittances and filings required to be filed by the Credit Parties have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where such failure would not constitute an adverse material fact in respect of the Credit Parties, or have a Material Adverse Effect. Except as disclosed in writing to the Lender, to the knowledge of the Borrower, no examination of any tax return of the Credit Parties is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Credit Parties, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Credit Parties, or have a Material Adverse Effect;

(z) the contracts, agreements and other documents listed in Schedule E represent all Material Contracts of the Credit Parties, and all copies of such Material Contracts provided to the Lender are true and complete copies;

(aa) (i) to the best of the Borrower's knowledge, none of the Credit Parties is in material violation of, or has any liability under, any Applicable Law relating to pollution, occupational health and safety or the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum by-products (collectively, "**Hazardous Materials**") or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or any other Environmental Laws; (ii) the Credit Parties have timely filed renewals for, all permits, licenses, Authorizations and approvals required under any applicable Environmental Laws and to the best of the Borrower's knowledge, the Credit Parties are in material compliance with such permits, Authorizations and approvals; (iii) there are no pending or, to the best of the Borrower's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Credit Parties; and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for investigation, clean-up, monitoring, natural resource damages, or remediation, or other mandatory or prohibitory obligation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Credit Parties relating to any Environmental Laws;

(bb) except as disclosed in the Disclosure Record, none of the directors, officers or employees of the Credit Parties or, to the best of the Borrower's knowledge, any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Credit Parties which, as the case may be, materially affects, is material to or will materially affect the Credit Parties;

(cc) the assets of each of the Credit Parties and its business and operations are insured against loss or damage with insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses in comparable jurisdictions, such coverage is in full force and effect, and the Credit Parties have not failed to promptly give any notice of any material claim thereunder. There are no claims by the Credit Parties under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause;

(dd) none of the Credit Parties is in violation of any term of its Constating Documents. None of the Credit Parties is in violation of any term or provision of any agreement, indenture or other instrument applicable to it which could reasonably be expected to result in any Material Adverse Effect and none of the Credit Parties is in default in the payment of any obligation owed by it which is now due and there is no action, suit, proceeding or investigation commenced, pending or, to the best of the Borrower's knowledge after due inquiry, threatened which, either in any single case or in the aggregate, could reasonably be expected

to result in any Material Adverse Effect or in any material liability on the part of any of the Credit Parties or which places, or could reasonably be expected to place in question the validity or enforceability of this Agreement, any other Facility Document or any document or instrument delivered, or to be delivered, by any of the Credit Parties pursuant hereto;

(ee) to the best of the Borrower's knowledge, all of the agreements and other documents and instruments pursuant to which the Credit Parties hold any interest in the Pinson Project are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with their terms and neither the Credit Parties, nor any other party thereto, is in default nor has default been alleged of any of the material provisions of any such agreements, documents or instruments;

(ff) to the best of the Borrower's knowledge, none of the Credit Parties is in default of any material term, covenant or condition under or in respect of any judgment, order, agreement or instrument to which it is a party or to which it or any of the property or assets thereof are or may be subject, and no event has occurred and is continuing, and no circumstance exists which has not been waived, which constitutes a default in respect of any commitment, agreement, document or other instrument to which any of the Credit Parties is a party or by which it is otherwise bound entitling any other party thereto to accelerate the maturity of any amount owing thereunder or which could have a Material Adverse Effect;

(gg) there are no actions, suits, proceedings, inquiries or investigations existing, pending or, to the best of the Borrower's knowledge after due inquiry, threatened against or adversely affecting any Credit Party or to which any of their property or assets is subject, at law or equity, or before or by any court, federal, provincial, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect and no Credit Party is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority, which, either separately or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(hh) no Credit Party, and to the best of the Borrower's knowledge, no director, officer, agent, employee or other Person acting on behalf of any Credit Party has, in the course of its actions for, or on behalf of, any Credit Party (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee;

(ii) applying customary standards in the United States mining industry, ARI has good and sufficient title, clear of any title defect or Security Interests other than Permitted Encumbrances, to the Pinson Project, with estimated proven and probable mineral reserves and/or estimated mineral resources set forth in the Disclosure Record including, without limitation, fee simple estate of and in real

property, unpatented mining claims, leases, easements, rights of way, permits or licences from landowners or authorities permitting the use of land by ARI necessary to permit the operation of the Pinson Project. ARI holds all mineral rights required to continue its business and operations of the Pinson Project. ARI is the absolute legal and beneficial owner of, and has good and marketable title to the Pinson Project, free of all mortgages, liens, charges, encumbrances and other Security Interests, claims or demands whatsoever, other than such mortgages, liens, charges, encumbrances and other Security Interests, claims or demands which are Permitted Encumbrances, and no other property rights are necessary for the operation of the Pinson Project as currently operated. Except as disclosed in the Disclosure Record: (i) there is no claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights other than transfer restrictions comprising rights of first refusal in favour of Pinson Mining Company contained in Section 6.20 of the Acquisition Agreement; and (ii) ARI has no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof other than the 10% net profits royalty interest contained in Section 2.1(b)(iii) of the Acquisition Agreement, as evidenced by the Royalty Agreement referred to therein;

(jj) ARI holds either fee title, patented mining claims and millsites, unpatented mining claims or valid, subsisting and enforceable leases of the foregoing, other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which a particular property is located, in respect of the ore bodies and minerals located and rights of ingress and egress to and the right to construct and operate concentrators, mills and other processing facilities in properties in which it has an interest as described in the Disclosure Record under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit ARI to explore and extract the minerals relating thereto. All such property, leases or claims and all property, leases or claims in which ARI has an interest or right have been validly located and recorded in accordance with all Applicable Law and are valid and subsisting, ARI has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which ARI has an interest as described in the Disclosure Record granting ARI the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of ARI, with only such exceptions as do not materially interfere with the use made by ARI of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of ARI. Regarding the unpatented mining claims which constitute all or a portion of the Pinson Project, each of the Borrower and ARI represents and warrants that: (a) to the best of their knowledge, the claims were properly located in accordance with applicable Federal and state laws and regulations; (b) all assessment work requirements for the claims have been performed and all filings and recordings of proof of performance and notices of intent to hold have been made properly and all Federal annual unpatented mining claim maintenance and rental fees have been paid properly and timely; (c) the claims are in good standing and ARI has good title to and owns the entire undivided legal and equitable interest in the claims, subject to the paramount title of the United States and other matters of title

disclosed in this Agreement; (d) ARI has good right and full power to lease and to convey the interests described in this Agreement; and (e) the claims are free and clear of all liens, claims, encumbrances, production royalties and Security Interests, except as otherwise provided in this Agreement.

(kk) any and all of the agreements and other documents and instruments pursuant to which any Credit Party holds the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by Applicable Law. No Credit Party is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licenses and claims pursuant to which any Credit Party derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid, except where such taxes are being disputed in good faith. No part of the Pinson project is subject to any right of first refusal, or purchase or acquisition right other than the right of first refusal accorded to Pinson Mining Company contained in Section 6.20 of the Acquisition Agreement;

(ll) the information including the mineral reserve and resource information set forth in the Disclosure Record have been prepared in accordance with NI 43-101, and the method of estimating the mineral reserves and resources has been verified by the authors thereof to current industry standards and the information upon which the estimates of reserves and resources were based, was, at the time of delivery thereof, complete and accurate in all material respects and there have been no material changes to such information since the date of delivery or preparation thereof except as disclosed in the Disclosure Record;

(mm) each Credit Party owns or has the right to use under license, sub-license or otherwise all material intellectual property used by it in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(nn) the operations of each Credit Party are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "**Money Laundering Laws**") and no action, suit or proceeding by or before any court or Governmental Authority, agency or body or any arbitrator involving any Credit Party with respect to the Money Laundering Laws is pending, or to the best of the Borrower's knowledge, threatened;

(oo) no Credit Party has ever maintained a Pension Plan or a Multiemployer Plan, and the current Plan is the only Plan maintained by the Credit Parties;

(pp) no Credit Party or ERISA Affiliate has failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or incurred any liability under ERISA (other than a liability to the PBGC for premiums under Section 4007 of ERISA) that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(qq) each Plan of the Credit Parties (including the current 401k) has received a current favourable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status;

(rr) there has been no prohibited transaction (as that term is defined in Section 4975 of the Code) or any breach of the fiduciary responsibility rules, imposed by ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(ss) all currently existing Plans are listed on Schedule F, and except as disclosed on Schedule F. The Credit Parties and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other Liability in respect of, any Plan other than the safe harbour contributions to its Plan of a matching contribution of not more than 4% of each eligible applicant's compensation. Except as set forth on Schedule F, (i) no Credit Party or ERISA Affiliate has failed to meet all applicable funding requirements in respect of each Plan, (ii) no waiver of the minimum funding standards has been applied for or obtained, and (iii) the current value of the accumulated liability to fund the Plan does not exceed USD 25,000.

Acknowledgement

6.2 The Borrower acknowledges that the Lender is relying upon the representations and warranties in this Article 6 in making the Facility available to the Borrower and that such representations and warranties shall be deemed to be restated in every respect effective on the date each Advance is made.

Survival and Inclusion

6.3 The representations and warranties in this Article 6 will survive until this Agreement has been terminated, except for the environmental representations and warranties in Section 6.1(aa), which shall survive until one year after the expiration of applicable statutes of limitation.

ARTICLE 7
COVENANTS OF THE BORROWER

Positive Covenants

7.1 While any Facility Indebtedness is outstanding or the Facility remains available to the Borrower, the Borrower covenants with the Lender as follows:

(a) the Borrower will duly and punctually pay or cause to be paid to the Lender each Amount Payable, on the dates, at the places, in the currency and in the manner mentioned herein, including, without limitation, the payment of each Payment Amount, and, upon the occurrence of any Event of Default, the outstanding balance of the Facility;

(b) the Borrower will, and will ensure that each Guarantor will, at all times maintain its corporate existence, obtain and maintain all material Authorizations required or necessary in connection with its business, the Pinson Project and/or any of the Secured Assets and to carry on and conduct its business in a reasonably proper and efficient manner;

(c) the Borrower will, and will ensure that each Guarantor will, use the proceeds of the Facility only for the purposes set out in Section 2.5;

(d) the Borrower will, and will ensure that each Guarantor will, keep or cause to be kept proper books of account and make or cause to be made therein true and complete entries of all of its dealings and transactions in relation to its business in accordance with IFRS or such other Canadian and United States accounting standards applicable to the Borrower at the time, and at all reasonable times it will furnish or cause to be furnished to the Lender or its duly authorized agent or attorney such information relating to its or such Guarantor's operations as the Lender may reasonably request and such books of account shall be open for inspection by the Lender or such agent or attorney upon reasonable request;

(e) the Borrower will timely file all documents that must be publicly filed or sent to its shareholders pursuant to Applicable Securities Legislation within the time prescribed by such Applicable Securities Legislation and will make such documents available on the System for Electronic Document Analysis and Retrieval and EDGAR within such prescribed time period, and in the event that the Borrower is not at any time subject to Applicable Securities Legislation, the Borrower will continue to provide to the Lender: (i) within 90 days after the end of each fiscal year, copies of its annual report and audited annual financial statements, (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements which shall, at a minimum, contain such information required to be provided in quarterly reports by a "reporting issuer" (as such term is defined in such Applicable Securities Legislation) under the Applicable Securities Legislation, together with all such operational and other reports as the Lender may require from time to time. Each of such reports will be prepared in accordance with disclosure requirements of Applicable Securities Legislation and IFRS, as applicable;

(f) the Borrower will, and will ensure that each Guarantor will, ensure that each of the Security Documents will at all times constitute valid and perfected first ranking security on all the Secured Assets, subject only to Permitted Encumbrances, and at all times take all actions necessary or reasonably requested to create, perfect and maintain the Security Interests granted pursuant to the Security Documents as perfected first ranking security over the Secured Assets, subject only to Permitted Encumbrances;

(g) the Borrower will, and will ensure that each Guarantor will, duly and punctually perform and carry out all of the covenants and acts or things to be done by it as provided in this Agreement and each of the other Facility Documents;

(h) the Borrower will, and will cause each Guarantor to, obtain and maintain all required governmental Authorizations, approvals, licences and permits and third party approvals and consents for development and operation of the Pinson Project, including but not limited to all Authorizations required under Environmental Laws;

(i) the Borrower will, and will cause each Guarantor to, comply in all material respects with all Applicable Law, including Environmental Laws and Applicable Securities Legislation;

(j) the Borrower will, and will cause each Guarantor to, operate in such manner so as not to give rise to any material liabilities under any Environmental Laws;

(k) the Borrower will, and will cause each Guarantor to: (i) maintain policies of insurance with responsible carriers and in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Guarantor operates, and add and maintain the Lender as loss payee and a named insured under all such policies, as applicable; (ii) deliver to the Lender evidence of such insurance coverage over ARI's 30% interest in the Pinson Project on or before the Closing Date; (iii) deliver to the Lender evidence of such insurance coverage over the entire Pinson Project as soon as practicable following the closing of the Acquisition and in any event not later than seven (7) days following the closing of the Acquisition; and (iv) on an annual basis and/or at any other time, promptly at the reasonable request of the Lender, deliver to the Lender all certificates and reports prepared in connection with such insurance;

(l) the Borrower will take all reasonable steps and actions as may be required: (i) to maintain the listing and posting for trading of the Common Shares on the Canadian Exchange and the American Exchange, provided that the Borrower may move its listing to any other stock exchange or market as is acceptable to the Lender, acting reasonably; and (ii) to maintain its status as a "reporting issuer", or the equivalent thereof not in default of the requirements of the Applicable Securities Legislation;

(m) the Borrower will immediately notify the Lender in writing upon becoming aware of: (i) any Default or Event of Default, (ii) any material suit, proceeding or governmental investigation pending or, to the Borrower's knowledge, threatened or any notification of any challenge to the validity of any Authorization, relating

to the Borrower, any Guarantor, the Pinson Project or any of the Secured Assets, (iii) any *force majeure* event under any document relating to the Pinson Project or any of the Secured Assets, and (iv) any suit, proceeding, demand, claim or governmental investigation or communication pending or, to the Borrower's knowledge, threatened, relating to the Pinson Project;

(n) the Borrower will, and will ensure that each Guarantor will, maintain or cause to be maintained the Secured Assets in good condition in accordance with prudent industry standards;

(o) the Borrower will, and will ensure that each Guarantor will, pay and discharge or cause to be paid and discharged, promptly when due, all taxes, assessments and governmental charges or levies imposed upon it or in respect of any of the Secured Assets or upon the income or profits therefrom as well as all claims of any kind (including claims for labour, materials, supplies and rent) which, if unpaid, might become a lien thereupon; provided however, that it shall not be required to pay or cause to be paid any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate proceedings diligently conducted;

(p) the Borrower will, and will ensure that each Guarantor will, promptly pay or make provisions satisfactory to the Lender for the payment of any additional amounts, including taxes and charges which may be imposed on the Borrower or any Guarantor by the laws of Canada or the United States or any state, province, territory or other jurisdiction thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the Facility;

(q) the Borrower will, and will ensure that each Guarantor will, cause all necessary and proper steps to be taken diligently to protect and defend the Secured Assets and the proceeds thereof against any material adverse claim or demand, including without limitation, the employment or use of counsel for the prosecution or defence of litigation and the contest, settlement, release or discharge of any such claim or demand;

(r) the Borrower will, and will ensure that each Guarantor will, as may be reasonably required by the Lender from time to time, execute and deliver such further and other documents and do all matters and things which are necessary to carry out the intention and provisions of this Agreement;

(s) in the event a Credit Party or ERISA Affiliate applies for a waiver of the minimum funding standard, Borrower will forthwith deliver a copy of such application to the Lender;

(t) in the event a Credit Party or any ERISA Affiliate fails to make any payment or contribution to any Plan in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Security Interest or the posting of a bond or other security, the Borrower will forthwith deliver to the Lender a certificate of the chief financial officer or the chief accounting officer of the Credit Party setting forth details as to such occurrence and action, if any, which the Credit Party or ERISA Affiliate is required or proposes to take;

(u) to the extent required by law, beginning with the annual assessment work period of September 1, 2011, to September 1, 2012, and for each succeeding annual assessment work year commencing during the term of this Agreement, and not less than thirty (30) days before the applicable deadline, ARI shall perform and the Borrower shall ensure that ARI performs for the benefit of the Pinson Project unpatented mining claims work of a type customarily deemed applicable as assessment work and of sufficient value to satisfy the annual assessment work requirements of all applicable federal, state and local laws, regulations and ordinances, if any, and shall prepare evidence of the same in form proper for recordation and filing, and shall timely record and file such evidence in the appropriate federal, state and local office as required by applicable federal, state and local laws, regulations and ordinances. The Borrower and ARI shall deliver to Lender proof of ARI's compliance with this Section 7.1(z) not less than fifteen (15) days before the applicable deadline. If this Agreement is terminated and the effective date of termination is more than three (3) months before the deadline for performance of annual assessment work for the succeeding annual assessment year, ARI shall have no obligation to perform annual assessment work nor to prepare, record or file evidence of the same for the following annual assessment year. The parties acknowledge that there are presently no annual assessment work requirements for the unpatented mining claims which constitute the Pinson Project unpatented mining claims; and

(v) if under applicable federal laws and regulations applicable to the Pinson Project, federal annual mining claim maintenance fees are due during the period of of September 1, 2011, to September 1, 2012 (and, if there is an extension of the Stated Maturity Date pursuant to Section 2.4, during the period beginning on the Stated Maturity Date and ending on the Facility Extension Date), and not less than thirty (30) days before the applicable deadline, ARI shall timely and properly pay the federal annual mining claim maintenance fees, and shall execute and record or file, as applicable, proof of payment of the federal annual mining claim maintenance fees and of Lender's intention to hold the unpatented mining claims which constitute the Pinson Project unpatented mining claims. ARI shall pay and the Borrower shall ensure that ARI pays all mining claim fees and other fees imposed under Nevada law on the recording of the notice of intent to hold the unpatented mining claims which constitute the Pinson Project unpatented mining claims or otherwise required for the maintenance of the Pinson Project unpatented mining claims. The Borrower and ARI shall deliver to Lender proof of ARI's compliance with this Section not less than fifteen (15) days before the applicable deadline. If this Agreement is terminated and the effective date of termination is more than three (3) months before the deadline for payment of the federal annual mining claim maintenance fees for the succeeding annual assessment year, ARI shall have no obligation to pay the federal annual mining claim maintenance fees for the Pinson Project unpatented mining claims for the succeeding assessment year.

Negative Covenants

7.2 The Borrower hereby covenants and agrees with the Lender that, except with the written consent of the Lender, it will not, and it will ensure that after the date hereof none of the Guarantors will:

(a) directly or indirectly issue, incur, assume or otherwise become liable for or in respect of any Indebtedness other than the Permitted Indebtedness;

(b) directly or indirectly create, incur, assume, permit or suffer to exist any Security Interest or other encumbrances whatsoever against the Secured Assets, other than Permitted Encumbrances;

(c) convey, sell, lease, assign, transfer or otherwise dispose of any of the Secured Assets, except that it may dispose of any obsolete or surplus equipment, vehicles and other assets provided that the fair market value of such equipment, vehicles and/or other assets, when aggregated with the fair market value of all other Secured Assets conveyed sold, leased, assigned, transferred or otherwise disposed of outside of the ordinary course of business since the date of this Agreement, does not exceed $500,000 in aggregate;

(d) move any Secured Assets outside of their present jurisdictions;

(e) amend, modify, vary or terminate any Material Contract, license, permit or other Authorization now held by any of the Credit Parties in respect of the Pinson Project;

(f) enter into any scheme for the reconstruction or reorganization of it or for the consolidation, amalgamation, merger or similar transaction of it or any of its Subsidiaries with or into any other Person;

(g) make any prepayment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment or any Indebtedness other than Permitted Indebtedness;

(h) purchase, redeem, retire or otherwise acquire for cash any securities (equity or other);

(i) make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (an "**Affiliate Transaction**"), other than;

(i) an Affiliate Transaction that, based on a Certificate of the Borrower to that effect, is on terms that are no less favourable than those that would have been obtained in a comparable arm's length transaction with a Person who is not a "related person", as such term is defined in the *Bankruptcy and Insolvency Act* (Canada); and

(ii) any payments by a Subsidiary to the Borrower;

(j) make any material amendment to any of their Constating Documents;

(k) change the name of the Borrower or any Guarantor;

(l) transfer or permit the transfer of any shares of other equitable interests of any of the Guarantors;

(m) declare or provide for any dividends or other payments based on share capital;

(n) pay out any shareholders loans or other Indebtedness to non-arms length parties or enter into any transactions with any non-arm's-length parties;

(o) make any material payments to shareholders, affiliates or executives, other than commercially reasonable salaries and bonuses that are consistent with past or industry practices and which are approved by the Borrower's board of directors;

(p) guarantee the obligations of any other Person, directly or indirectly, other than obligations permitted by this Agreement;

(q) enter into or become party or subject to any dissolution, winding-up, reorganization or similar transaction or proceeding; or

(r) engage in the conduct of any business other than the business of the Credit Parties as existing on the date of this Agreement or in businesses reasonably related thereto on a basis consistent with the conduct of such business as conducted on the date of this Agreement.

Lender's Fees and Expenses

7.3 The Borrower will pay for the Lender's reasonable legal fees (on a solicitor and own client basis) and all other reasonable costs, charges and expenses (including all due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement and all other Facility Documents, all as may be required by the Lender in its sole and absolute discretion, to complete this transaction. The Borrower further covenants and agrees to pay all of the Lender's reasonable legal fees (on a solicitor and own client basis) and all other reasonable costs, charges and expenses of and incidental to the recovery of all amounts owing hereunder and under the other Facility Documents, including but not limited to the enforcement of the Security Documents granted hereunder or which otherwise secures repayment of the Facility. All amounts will be payable upon presentment of an invoice. If not paid within 30 days of presentment of an invoice, such amounts will be added to and form part of the Principal Amount of the Facility and shall accrue interest from the date of presentment of the invoice as if it had been advanced by the Lender to the Borrower hereunder on such date. The Borrower has deposited with the Lender a non-refundable retainer of $50,000. If at any time the Lender's fees and expenses referred to herein exceed the amount of such retainer, the Borrower will pay to the Lender all additional retainer monies as may be reasonably requested by the Lender.

Lender May Perform Covenants

7.4 If the Borrower or any other Credit Party shall fail to perform any of its respective covenants contained in this Agreement or any of the other Facility Documents, the Lender, upon becoming aware of such failure, in its discretion, may, but need not, itself perform any of such covenants capable of being performed by it, but is under no obligation to do so. All reasonable sums so required to be paid in connection with the

Lender's performance of any covenant will be paid by the Borrower and all sums so paid shall be payable by the Borrower in accordance with the provisions of Section 7.3 hereof. No such performance by the Lender of any such covenant or payment or expenditure by the Borrower of any sums advanced or borrowed by the Lender pursuant to the foregoing provisions shall be deemed to relieve the Borrower from any default hereunder or its continuing obligations hereunder.

ARTICLE 8
DEFAULT AND ENFORCEMENT

Events of Default

8.1 The occurrence of any one or more of the following events shall constitute an "**Event of Default**" hereunder:

(a) if the Borrower defaults in payment of any Amount Payable;

(b) if the Borrower or any Guarantor defaults in observing or performing any other covenant or condition of this Agreement or any other Facility Document on its part to be observed or performed and, with respect to such covenants or conditions which are capable of rectification, if such default continues for a period of 15 days after notice in writing has been given to the Borrower by the Lender specifying such default and requiring the Borrower to rectify the same;

(c) if any one or more of the Facility Documents ceases to be in full force and effect or if any Security Document ceases to constitute a valid and perfected first priority Security Interest (subject only to Permitted Encumbrances) upon all the Secured Assets it purports to charge or encumber, in favour of the Lender;

(d) any change in laws, policies, taxes, rights of or obligations to any national or local governments in any Relevant Jurisdictions that could, in the Lender's sole discretion, reasonably be expected to result in a Material Adverse Effect;

(e) any act of expropriation, nationalization or other similar event or circumstance affecting the properties and assets of the Credit Parties that could, in the Lender's sole discretion, reasonably be expected to result in a Material Adverse Effect;

(f) the institution by the Borrower or any Guarantor of proceedings to be adjudicated a bankrupt or insolvent or any similar proceedings or the consent by it to the institution of bankruptcy or insolvency proceedings or any similar proceedings against it or the filing by it of a petition or answer or consent seeking liquidation, reorganization or relief under any applicable federal, provincial or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or the consent by it to the filing of any such petition or to the appointment under any such law of a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Guarantor or of all or substantially all of its property, or the making by it of a general assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or anything analogous in a Relevant Jurisdiction;

(g) the entry of a decree or order by a court having jurisdiction adjudging the Borrower or any Guarantor a bankrupt or insolvent or approving as properly filed an application or a petition seeking liquidation, reorganization, arrangement or adjustment of or in respect of the Borrower or any Guarantor under any Applicable Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or appointing under any such law a receiver, receiver-manager, liquidator, assignee, trustee, sequestrator or other similar official of the Borrower or any Guarantor or of all or substantially all of its property, or ordering pursuant to any such law the winding-up or liquidation of its affairs, and the continuance of any such decree or order unvacated and unstayed and in effect for a period of 30 consecutive days or anything analogous in a Relevant Jurisdiction;

(h) any proceedings are commenced for the bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution or any similar proceedings of the Borrower or any Guarantor or any decree, order or approval for such bankruptcy, insolvency, reorganization, winding-up, liquidation or dissolution is issued or entered, unless the Borrower or such Guarantor in good faith actively and diligently contests such proceedings, decree, order or approval, resulting in a dismissal or stay thereof within 30 days of commencement or anything analogous in a Relevant Jurisdiction;

(i) a resolution is passed for the winding-up, dissolution or liquidation of the Borrower or any Guarantor;

(j) this Agreement or any other Facility Document shall for any reason, or is claimed by the Borrower or any Guarantor to, cease in whole or in any part to be a legal, valid, binding and enforceable obligation of the Borrower or such Guarantor;

(k) the Borrower or any Guarantor fails to pay the principal of, premium, if any, interest on, or any other amount owing in respect of any of its Indebtedness or obligation which is outstanding in an aggregate principal amount exceeding $500,000 when such amount becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or obligation; or any other event occurs or condition exists and continues after the applicable grace period, if any, specified in any agreement or instrument relating to any such Indebtedness or obligation, if its effect is to accelerate or permit the acceleration of, such Indebtedness or obligation; or any such Indebtedness or obligation shall be, or may be, declared to be due and payable prior to its stated maturity;

(l) any representation or warranty given by the Borrower or any Guarantor in this Agreement or any other Facility Document shall prove to be incorrect or misleading in any material respect as at the date on which it was made and, if the circumstances giving rise to the incorrect or misleading misrepresentation or warranty are capable of modification or rectification (such that, thereafter the representation or warranty would be correct and not misleading), the representation or warranty remains incorrect or misleading at the end of a period of 15 days from the date the Borrower or such Guarantor becomes aware of such incorrect or misleading misrepresentation;

(m) the occurrence of any Material Adverse Effect;

(n) the occurrence of a Change of Control;

(o) any destruction or abandonment of any part of the Pinson Project which destruction or abandonment causes any material reduction in the valuation thereof or material delay of its development or the achievement of Commercial Production;

(p) one or more final judgments or decrees for the payment of money in excess of $500,000 individually or $1,000,000 on a cumulative basis, rendered against the Credit Parties or any of them by a court of competent jurisdiction; or

(q) any Credit Party or ERISA Affiliate shall fail to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay under Title IV of ERISA; notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $250,000 shall be filed under Title IV of ERISA by any Credit Party or ERISA Affiliate, any plan administrator or any combination of the foregoing; the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Plan or Plans having aggregate Unfunded Liabilities in excess of $250,000; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan or Plans having aggregate Unfunded Liabilities in excess of $250,000 must be terminated; any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; there occurs a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans, which could cause one or more Credit Party or ERISA Affiliate to incur a current payment; any ERISA Event occurs with respect to any Pension Plan or any Multiemployer Plan and the then current value of the accumulated benefit obligation of such Pension Plan or Multiemployer Plan exceeds the then current value of the assets of such Pension Plan or Multiemployer Plan available for the payment of such benefit liabilities by more than $250,000 (or in the case of an ERISA Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount).

Acceleration on Default

8.2 If any Event of Default shall occur and be continuing, the Lender may (i) by notice to the Borrower, (A) declare its commitment to advance any unadvanced portion of the Facility to be terminated, whereupon the same shall forthwith terminate, and (B) declare the entire unpaid Principal Amount of the Facility, all interest accrued and unpaid thereon and all other fees, charges and costs hereunder to be forthwith due and payable, whereupon the Facility, all such accrued interest and all other fees, charges and costs hereunder shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the *Bankruptcy and Insolvency Act*

(Canada), the *Companies Creditors Arrangement Act* (Canada) or the *Winding-up and Restructuring Act* (Canada), or any substantially similar legislation under the laws of the United States providing for any form of creditor protection, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower under this Section 8.2, shall occur automatically without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, (X) exercise any or all of the Lender's rights and remedies under the Security Documents, and (Y) proceed to enforce all other rights and remedies available to the Lender under this Agreement, the other Facility Documents and Applicable Law.

Waiver of Default

8.3 If an Event of Default shall have occurred, the Lender, so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder if, in the Lender's sole and absolute opinion, the same shall have been cured or adequate provision made therefor, upon such terms and conditions as the Lender may consider advisable, provided that no delay or omission of the Lender to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission of the Lender shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

Application of Moneys

8.4 Except as otherwise provided herein, any moneys arising from any enforcement hereof or any of the other Facility Documents or other proceedings against the Borrower pursuant hereto or any of the other Facility Documents or from any trustee in bankruptcy or liquidation of the Borrower, shall be held by the Lender and applied by it, together with any moneys then or thereafter in the hands of the Lender available for the purpose, as follows:

(a) first, in payment or reimbursement to the Lender of the reasonable remuneration, expenses, disbursements, and advances of the Lender earned, properly incurred or made in the administration or enforcement of this Agreement or otherwise in relation to this Agreement and any of the other Facility Documents with interest thereon as herein provided;

(b) second (but subject to Section 7.3 hereof and this Section 8.4), in or towards payment of all Amounts Payable; and

(c) third, the surplus (if any) of such moneys shall be paid to the Borrower or as it may direct.

Enforcement by the Lender

8.5 If an Event of Default shall have occurred, but subject to Section 8.3 hereof:

(a) the Lender may in its discretion proceed to enforce, and to instruct any other Person to enforce, the rights of the Lender by any action, suit, remedy or proceeding authorized or permitted by this Agreement or any of the other Facility

Documents or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Lender proven in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Borrower and the other Credit Parties; and

(b) no such remedy for the enforcement of the rights of the Lender shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

Lender Appointed Attorney

8.6 The Borrower irrevocably appoints the Lender to be the attorney of the Borrower in the name and on behalf of the Borrower to execute any instruments and do any things which the Borrower ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Agreement and generally to use the name of the Borrower in the exercise of all or any of the powers hereby conferred on the Lender with full powers of substitution and revocation. Such power of attorney, being coupled with an interest, is irrevocable.

Remedies Cumulative

8.7 No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any other Facility Document or now or hereafter existing by law or by statute.

ARTICLE 9
NOTICES

Notice to the Borrower

9.1 Any notice to the Borrower or any other Credit Party under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier, by facsimile transmission, by email or other electronic means, to or, if given by registered mail, postage prepaid, addressed to, the Borrower at 14142 Denver West Parkway, Suite 250 Golden, Colorado 80401 Tel: (303) 278-8464, Fax: (303) 279-3772, Attention: James Hesketh, Email: jhesketh@atna.com, and shall be deemed to have been given on the date of delivery personally, by courier, by facsimile transmission, by email or other electronic means, if so delivered prior to 5:00 pm (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Borrower may from time to time notify the Lender of a change in address which thereafter, until changed by further notice, shall be the address of the Borrower and each other Credit Party for all purposes of this Agreement and the other Facility Documents.

Notice to the Lender

9.2 Any notice to the Lender under the provisions of this Agreement or any other Facility Document shall be valid and effective if delivered personally, by courier or by facsimile transmission to or, if given by registered mail, postage prepaid, addressed to the Lender at its principal office at Suite 2750, 200 Bay Street, Toronto, Ontario, Canada M5J 2J2,

Tel: (416) 977-7222, Fax: (416) 977-9555, Attention: Chief Financial Officer, and shall be deemed to have been given on the date of delivery personally or by facsimile transmission if so delivered prior to 5:00 p.m. (Toronto time) on a Business Day and otherwise on the next Business Day or on the third Business Day after such letter has been mailed, as the case may be. The Lender may from time to time notify the Borrower of a change in address which thereafter, until changed by further notice, shall be the address of the Lender for all purposes of this Agreement and the other Facility Documents.

Waiver of Notice

9.3 Any notice provided for in this Agreement may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

ARTICLE 10
INDEMNITIES

General Indemnity

10.1 The Borrower expressly declares and agrees as follows:

(a) the Lender, its partners and its and their directors, officers, employees, and agents, and all of their respective representatives, heirs, successors and assigns (collectively the "**Indemnified Parties**") will at all times be indemnified and saved harmless by the Borrower from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Agreement and the other Facility Documents (except any loss, expense, claim, proceeding, judgment or liability described in Section 10.2), including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Lender contemplated hereby, reasonable legal fees and disbursements on a solicitor and client basis and reasonable costs and expenses incurred in connection with the enforcement of this indemnity, which the Lender may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Lender and including any act, deed, matter or thing in relation to the registration, perfection, release or discharge of security. The foregoing provisions of this subsection do not apply to the extent that the Lender or its employees or agents were grossly negligent or acted with wilful misconduct in relation to their obligations hereunder. This indemnity shall survive the termination of this Agreement or the resignation or termination of the Lender; and

(b) the Lender may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cable, facsimile or other paper or electronic document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

Environmental Indemnity

10.2 The Borrower hereby indemnifies and holds harmless and will defend the Indemnified Parties against any loss, expenses, claim, proceedings, judgment, liability or asserted liability (including strict liability and including costs and expenses of investigation, abatement and remediation and monitoring of spills or releases of contaminants and including liabilities of the Indemnified Parties to third parties (including governmental agencies) in respect of bodily injuries, property damage, damage to or impairment of the environment or any other injury or damage and including liabilities of the Indemnified Parties to third parties for the third parties' foreseeable and unforeseeable consequential damages) incurred as a result of or in connection with the administration or enforcement of this Agreement or any other Facility Document, including without limitations the exercise by the Lender of any rights hereunder or under the Security Documents, which result from or relate, directly or indirectly, to:

(a) the presence or release of any contaminants, by any means or for any reason, on the Secured Assets, whether or not release or presence of the contaminants was under the control, care or management of the Borrower or any other Credit Party or of a previous owner, or of a tenant;

(b) any waste, toxic substance, contaminant or dangerous goods present on or released from any contiguous property to the Secured Assets; or

(c) the breach or alleged breach of any Environmental Laws by the Borrower or any other Credit Party.

For purposes of this Section, "**liability**" shall include (a) liability of an Indemnified Party for costs and expenses of abatement and remediation of spills and releases of contaminants where such abatement and remediation is prudent for the continued operation of the Pinson Project or required by Environmental Laws and to the extent required to maintain the value and use of the Secured Assets, (b) liability of an Indemnified Party to a third party to reimburse the third party for bodily injuries, property damages and other injuries or damages which the third party suffers, including (to the extent, if any, that the Indemnified Party is liable therefor) foreseeable and unforeseeable consequential damages suffered by the third party, (c) liability of the Indemnified Party for damage suffered by the third party, (d) liability of an Indemnified Party for damage to or impairment of the environment and (e) liability of an Indemnified Party for court costs, expenses of alternative dispute resolution proceedings, and fees and disbursements of expert consultants and legal counsel on a solicitor and own client basis.

Action by Lender to Protect Interests

10.3 The Lender shall have the power to institute and maintain all and any such actions, suits or proceedings and to take any other action as it may consider necessary or expedient, acting reasonably, to preserve, protect or enforce its interests. The Lender may conduct all such due diligence from time to time as it deems prudent or necessary, including environmental due diligence, and to remedy all breaches or other conditions or circumstances which the Lender may, in its discretion, acting reasonably, determine to either expose the Lender to potential liability or jeopardize in any way the collateral secured by the Security Documents, all at the expense of the Borrower.

Currency Indemnity

10.4 If under any Applicable Law and whether pursuant to a judgment being made or registered against any Credit Party or for any other reason, any payment of all or part of the Indebtedness owing by any Credit Party under or in connection with any Facility Document is made or is satisfied in a currency other than Canadian currency (the "**Other Currency**"), then to the extent that the payment (when converted into Canadian currency at the prevailing rate of exchange on the date of payment, or, if it is not practicable for the Lender to purchase Canadian currency with the Other Currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so) actually received by the Lender falls short of the amount of the Indebtedness required to be paid, the Borrower shall, as a separate and independent obligation, indemnify and hold harmless the Lender against the amount of such shortfall. For the purpose of this Agreement, "rate of exchange" means the rate at which the Lender is able on a foreign exchange market selected by the Lender, acting reasonably, on the relevant date to purchase Canadian currency with the Other Currency and shall take into account any premium and other reasonable costs of exchange.

ARTICLE 11
MISCELLANEOUS

Amendments and Waivers

11.1 No amendment to any provision of the Facility Documents shall be effective unless it is in writing and has been signed by the Lender and each of the Credit Parties who are a party thereto, and no waiver of any provision of any Facility Document, or consent to any departure therefrom by the Borrower or any other Credit Party which is party thereto, shall be effective unless it is in writing and has been signed by the Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

No Waiver; Remedies Cumulative

11.2 No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the Lender under the Facility Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

Survival

11.3 All covenants, agreements, representations and warranties made in any of the Facility Documents shall, except to the extent otherwise provided therein, survive the execution and delivery of this Agreement and each Advance of the Facility, and shall continue in full force and effect so long as any Principal Amount remains outstanding or any other Obligations under any Facility Document remain unpaid or any obligation to perform any other act hereunder or under any other Facility Document remains unsatisfied.

Benefits of Agreement

11.4 The Facility Documents are entered into for the sole protection and benefit of the parties thereto and their successors and assigns, and no other Person (other than the Indemnified Persons) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, any Facility Document.

Binding Effect; Assignment

11.5 This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors and assigns. No Credit Party shall have the right to assign its rights and obligations hereunder or under the other Facility Documents or any interest herein or therein without the prior written consent of the Lender. The Lender reserves the right to sell, assign, transfer or grant participations in all or any portion of the Lender's rights and obligations hereunder and under the other Facility Documents to any other Person. In the event of any such assignment, upon notice thereof to the Borrower, the assignee shall be deemed the "Lender" for all purposes of the Facility Documents with respect to the rights and obligations assigned to it, and the obligations of the Lender so assigned shall thereupon terminate. The Borrower and each other Credit Party shall, from time to time upon request of the Lender, enter into such amendments to the Facility Documents and execute and deliver such other documents as shall be necessary to effect any such grant or assignment. The Borrower agrees that in connection with any such grant or assignment, the Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.

Entire Agreement

11.6 The Facility Documents reflect the entire agreement between the Borrower or any other Credit party and the Lender with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto, including but not limited to the Term Sheet and the side letter dated August 11, 2011 between the Lender and the Borrower.

Severability

11.7 If any provision of any of the Facility Documents shall be prohibited by or invalid under Applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason cannot be so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of such Facility Document, or the validity or effectiveness of such provision in any other jurisdiction.

Counterparts and Facsimile

11.8 This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

CANYON RESOURCES CORPORATION

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

ATNA RESOURCES INC.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

SPROTT RESOURCE LENDING PARTNERSHIP by its managing partner Sprott Lending Consulting L.P., by its general partner Sprott Lending Consulting GP Inc.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per: ____________________________
Authorized Signatory

Per: ____________________________
Authorized Signatory

CANYON RESOURCES CORPORATION

Per: ____________________________
Authorized Signatory

Per: ____________________________
Authorized Signatory

ATNA RESOURCES INC.

Per: ____________________________
Authorized Signatory

Per: ____________________________
Authorized Signatory

SPROTT RESOURCE LENDING PARTNERSHIP by its managing partner Sprott Lending Consulting L.P., by its general partner Sprott Lending Consulting GP Inc.

Per: ____________________________
Authorized Signatory

Per: ____________________________
Authorized Signatory

CREDIT AGREEMENT MODIFICATION AGREEMENT

THIS AGREEMENT made as of the 15th day of February, 2012

BETWEEN:

ATNA RESOURCES LTD., a corporation organized and existing under the laws of the Province of British Columbia

(together with its successors and permitted assigns, the "**Borrower**")

AND:

CANYON RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware

(together with its successors and permitted assigns, "**CRC**")

AND:

ATNA RESOURCES INC., a corporation organized and existing under the laws of the State of Nevada

(together with its successors and permitted assigns, "**ARI**", and with CRC, collectively, the "**Guarantors**")

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario

(together with its successors and permitted assigns, the "**Lender**")

WHEREAS the Borrower, the Guarantors and the Lender entered into a credit agreement dated as of August 31, 2011 in respect of a $20,000,000 senior secured credit facility granted by the Lender in favour of the Borrower (the "**Credit Agreement**").

WHEREAS the Borrower and the Guarantors have requested that the Lender agree to amend the Credit Agreement to change the mandatory prepayments contemplated in Section 3.2 thereof and to increase the amount of Permitted Indebtedness as it relates to Purchase Money Obligations and Capital Lease Obligations, all in accordance with the terms of this Agreement.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Borrower, the Guarantors and the Lender, the Borrower, the Guarantors and the Lender agree as follows:

ARTICLE 1
INTERPRETATION

Definitions

1.1 In this Agreement, unless there is something in the subject matter or context inconsistent therewith, all terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

Governing Law

1.2 This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Time of Essence

1.3 Time shall be of the essence in all respects of this Agreement.

ARTICLE 2
AMENDMENTS

Mandatory Prepayment

2.1 The last paragraph of Section 3.2 of the Credit agreement is hereby amended by deleting that paragraph in its entirety and replacing it with the following:

"The Borrower shall prepay:

(d) $2,500,000 of the Principal Amount together with all accrued and unpaid interest thereon on or before February 28, 2013; and

(e) $2,500,000 of the Principal Amount together with all accrued and unpaid interest thereon on or before May 31, 2013.

The amount of such mandatory prepayments shall be reduced by the amount, if any, of prior prepayments made by the Borrower pursuant to Section 3.1, Section 3.2(a) or Section 3.2(c).".

2.2 Concurrently with the execution and delivery of this Agreement, the Lender has issued a Facility Extension Acceptance Notice confirming its acceptance of the Borrower's Facility Extension Request made pursuant to Section 2.4(a) of the Credit Agreement. Accordingly, the Parties acknowledge that the Stated Maturity Date has been extended to August 31, 2013.

Permitted Indebtedness

2.3 Subsection (c) of the definition of "Permitted Indebtedness" contained in the Credit Agreement is hereby amended by deleting that Subsection in its entirety and replacing it with the following:

"Indebtedness in an amount of up to $20,000,000 in respect of Purchase Money Obligations and Capital Lease Obligations acquired by a Credit Party after the date hereof;".

ARTICLE 3
MISCELLANEOUS

Binding Effect

3.1 This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantors and the Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Guarantors and the Lender and their respective successors and assigns.

Entire Agreement

3.2 This Agreement amends and modifies the Credit Agreement and together with the other Facility Documents reflect the entire agreement between the Credit Parties and the Lender with respect to the matters set forth herein and therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

Counterparts and Facsimile

3.3 This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per: Rodney O. Gloss, CFO + VP
Authorized Signatory

Per: Valerie Kimball, Corporate Secretary
Authorized Signatory

CANYON RESOURCES CORPORATION

Per: Rodney O. Gloss, VP
Authorized Signatory

Per: Robert W. Tuzy Corporate Secretary
Authorized Signatory

ATNA RESOURCES INC.

Per: Rodney O. Gloss, VP
Authorized Signatory

Per: Robert W. Tuzy Corporate Secretary
Authorized Signatory

SPROTT RESOURCE LENDING PARTNERSHIP by its managing partner Sprott Lending Consulting L.P., by its general partner Sprott Lending Consulting GP Inc.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

ATNA RESOURCES LTD.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

CANYON RESOURCES CORPORATION

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

ATNA RESOURCES INC.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory

SPROTT RESOURCE LENDING PARTNERSHIP by its managing partner Sprott Lending Consulting L.P., by its general partner Sprott Lending Consulting GP Inc.

Per: ______________________
Authorized Signatory

Per: ______________________
Authorized Signatory